UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 21, 2018

DENBURY RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12935	20-0467835
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5320 Legacy Drive
Plano, Texas
(Address of principal executive offices)

75024
(Zip code)

(972) 673-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 – Registrant’s Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement

On August 21, 2018, Denbury Resources Inc. (the “Company”) closed a private offering (the “Offering”) of $450 million aggregate principal amount of 7½% Senior Secured Second Lien Notes due 2024 (the “New Second Lien Notes”). A copy of the press release regarding the closing of the Offering is filed as Exhibit 99.1 hereto.

Indenture for the 7½% Senior Secured Second Lien Notes due 2024

The New Second Lien Notes were issued pursuant to an Indenture dated August 21, 2018 (the “Indenture”) among the Company, the Company’s subsidiaries that are guarantors of the New Second Lien Notes (the “Subsidiary Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”) and collateral trustee (the “Collateral Trustee”). The Company will pay interest on the New Second Lien Notes semi-annually in arrears on February 15 and August 15 of each year, beginning February 15, 2019, and the New Second Lien Notes will mature on February 15, 2024. The Indenture contains customary covenants that restrict the Company’s and its restricted subsidiaries’ ability to: (i) incur additional debt or layer debt; (ii) pay dividends on the Company’s capital stock or redeem, repurchase or retire such capital stock or subordinated debt; (iii) make investments; (iv) create liens on the Company’s assets; (v) create limitations on the Company’s restricted subsidiaries’ ability to pay dividends or make other payments to the Company; (vi) engage in transactions with the Company’s affiliates; (vii) transfer or sell assets; (viii) consolidate, merge or transfer all or substantially all of the Company’s assets and the assets of the Company’s subsidiaries; and (ix) make restricted payments (as defined in the Indenture). The Indenture also requires that certain of the Company’s current and future subsidiaries guarantee the New Second Lien Notes. The Indenture requires that in the case of a change of control the Company must offer to purchase all of the New Second Lien Notes at a price equal to 101% of the principal amount of the New Second Lien Notes plus accrued and unpaid interest. These covenants are subject to important exceptions and qualifications as described in the Indenture. If an event of default with respect to the New Second Lien Notes occurs, the principal of and accrued but unpaid interest on the New Second Lien Notes may be declared due and payable by the Trustee or the holders of at least 25% in principal amount of the outstanding New Second Lien Notes in the manner provided in the Indenture.

The New Second Lien Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior secured second-lien basis by subsidiaries of the Company currently holding substantially all of the Company’s assets, operations and income and will be secured by second-priority liens on substantially all of the assets (the “Collateral”) that secure the Company’s senior secured bank credit facility (the “bank credit facility”), 9% Senior Secured Second Lien Notes due 2021 (the “2021 Second Lien Notes”) and 9¼% Senior Secured Second Lien Notes due 2022 (the “2022 Second Lien Notes” and, together with the 2021 Second Lien Notes, the “Existing Second Lien Notes”). Thus, the New Second Lien Notes will be secured on a parity basis with the Existing Second Lien Notes, and therefore will be effectively pari passu with the Existing Second Lien Notes. Pursuant to the terms of the Intercreditor Agreement (as defined below), the liens on the Collateral that secure the New Second Lien Notes and the guarantees are contractually subordinated to liens that secure the bank credit facility and certain other priority lien debt. Consequently, the New Second Lien Notes and the guarantees will be effectively subordinated to the bank credit facility and other priority lien debt, if any, to the extent of the value of the Collateral.

On and after August 15, 2020, the Company may redeem some or all of the New Second Lien Notes in cash at the redemption prices described in the Indenture, plus accrued and unpaid interest to the date of redemption. At any time prior to August 15, 2020, the Company may redeem the New Second Lien Notes in whole or in part at a price equal to 100% of the principal amount of the New Second Lien Notes to be redeemed plus a “make whole” premium and accrued and unpaid interest to the date of redemption. In addition, at any time and from time to time, on or before August 15, 2020, the Company may redeem up to 35% of the New Second Lien Notes with the proceeds of certain equity offerings, in each case at the redemption prices set forth in the Indenture, plus accrued and unpaid interest to the date of redemption.

The foregoing descriptions of the Indenture and the New Second Lien Notes are qualified in their entirety by reference to the full text of the Indenture and the New Second Lien Notes, which are attached as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Collateral Joinders

In connection with entering into the Indenture, (i) Wilmington Trust, National Association, as representative of the holders of the New Second Lien Notes, and the Collateral Trustee, entered into a collateral trust joinder (the “Collateral Trust Joinder”) pursuant to that certain Collateral Trust Agreement, dated as of May 10, 2016, pursuant to which the Collateral Trustee will receive, hold, administer, maintain, enforce and distribute the proceeds of all liens upon the Collateral for the benefit of the holders of the New Second Lien Notes and other parity lien obligations and (ii) pursuant to the Intercreditor Agreement, dated as of May 10, 2016 (the “Intercreditor Agreement”), Wilmington Trust, National Association, as representative of the holders of the New Second Lien Notes, entered into a priority confirmation joinder to the Intercreditor Agreement, as acknowledged by JPMorgan Chase Bank, N.A., as “Priority Lien Agent” and by Wilmington Trust, National Association, as “Second Lien Collateral Trustee,” and as acknowledged and agreed to by the Company (the “Priority Confirmation Joinder”), governing the relationship with respect to the Collateral among holders of the New Second Lien Notes, holders of other parity lien debt, the lenders under the bank credit facility and holders of other priority lien debt, if any, and holders of the Company’s junior lien debt, if any.

The foregoing descriptions of these joinders are qualified in their entirety by reference to the full text of the joinders attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Section 2 – Financial Information

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is incorporated herein by reference, insofar as it relates to the creation of direct financial obligations.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits.

The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit Number	Description
4.1*
Indenture, dated as of August 21, 2018, among the Company, the Subsidiary Guarantors named therein, and Wilmington Trust, National Association, as Trustee and Collateral Trustee, with respect to $450,000,000 aggregate principal amount of 7½% Senior Secured Second Lien Notes due 2024.

4.2*	Form of Global Note representing the 7½% Senior Secured Second Lien Notes due 2024 (included in Exhibit 4.1).
10.1*	Collateral Trust Joinder, dated as of August 21, 2018, between Wilmington Trust, National Association, as Trustee, and Wilmington Trust, National Association, as Collateral Trustee.
10.2*	Priority Confirmation Joinder, dated as of August 21, 2018, by and between JPMorgan Chase Bank, N.A., as Priority Lien Agent, and Wilmington Trust, National Association, as Collateral Trustee.
99.1*	Denbury Press Release, dated August 21, 2018.

*	Included herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denbury Resources Inc. (Registrant)
Date: August 22, 2018	By:	/s/ James S. Matthews
James S. Matthews
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
4.1
Indenture, dated as of August 21, 2018, among the Company, the Subsidiary Guarantors named therein, and Wilmington Trust, National Association, as Trustee and Collateral Trustee, with respect to $450,000,000 aggregate principal amount of 7½% Senior Secured Second Lien Notes due 2024.

4.2	Form of Global Note representing the 7½% Senior Secured Second Lien Notes due 2024 (included in Exhibit 4.1).
10.1	Collateral Trust Joinder, dated as of August 21, 2018, between Wilmington Trust, National Association, as Trustee, and Wilmington Trust, National Association, as Collateral Trustee.
10.2	Priority Confirmation Joinder, dated as of August 21, 2018, by and between JPMorgan Chase Bank, N.A., as Priority Lien Agent, and Wilmington Trust, National Association, as Collateral Trustee.
99.1	Denbury Press Release, dated August 21, 2018.